EXHIBIT 99.1

TXI Sells Package Products Operations

DALLAS, April 17, 2012 (GLOBE NEWSWIRE) -- Texas Industries, Inc. (NYSE:TXI) a leading cement, aggregate and concrete manufacturer, today announced the sale of its Texas based packaged products operations to Charlotte, NC-based Bonsal American, a unit of Oldcastle, Inc.

The transaction included five production facilities, stretching from the Dallas-Fort Worth Metroplex to the Houston metro area and extending through Austin and Central Texas.

As a part of the agreement, TXI and Bonsal have entered into a long-term cement supply agreement, and TXI will continue to produce and sell packaged cement and masonry cements in the Texas region. The transaction was finalized on April 16.

Texas Industries, Inc., a Dallas-based company, is a leading supplier of building materials, including cement, aggregate and concrete. With operating subsidiaries in six states, TXI is a major producer of cement in Texas and California. TXI is also a major supplier of stone, sand, gravel and expanded shale and clay products. TXI shares are traded on the New York Stock Exchange under the symbol "TXI."

The Texas Industries, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6602

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "plan" or "anticipate" and other similar words. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, the cyclical and seasonal nature of our business, the level of construction activity in our markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, unexpected operational difficulties, changes in the cost of raw materials, fuel and energy, changes in the cost or availability of transportation, changes in interest rates, the timing and amount of federal, state and local funding for infrastructure, delays in announced capacity expansions, ongoing volatility and uncertainty in the capital or credit markets, the impact of environmental laws, regulations and claims and changes in governmental and public policy, and the risks and uncertainties described in our reports on Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to publicly update such statements.

CONTACT: David Perkins
         Vice President
         Environmental, Government
         And Public Affairs
         972.647.3911